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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 of our report dated January 23, 1997 (except with respect to the matters discussed in the Subsequent Events note as to which the date is March 27, 1997), on the consolidated financial statements and financial statement schedule of ITT Corporation, which appears in the Annual Report on Form 10-K of ITT Corporation for the year ended December 31, 1996, and to all references to our firm included in this Form S-4.

                                          /s/ ARTHUR ANDERSEN LLP

New York, New York
January 14, 1998.